                                                FILED PURSUANT TO RULE 424(b)(3)
                                                      REGISTRATION NO. 333-37737


                              PROSPECTUS SUPPLEMENT
                               DATED JUNE 3, 1999
                    TO THE PROSPECTUS DATED NOVEMBER 14, 1997

                         ALTERRA HEALTHCARE CORPORATION
                    (F/K/A ALTERNATIVE LIVING SERVICES, INC.)

       Alterra Healthcare Corporation (f/k/a Alternative Living Services, Inc. (the "Company")) has prepared this Prospectus Supplement to update certain information included in the Company's Prospectus dated November 14, 1997 relating to the Company's $50,000,000 aggregate principal amount of 7% Convertible Subordinated Debentures due 2004 (the "Debentures"), issued in a private placement on May 21, 1997 and the 2,469,136 shares of common stock, $.01 par value, of the Company that are issuable upon conversion of the Debentures, subject to adjustment under certain circumstances.

       The table set forth in the Prospectus under the caption "SELLING SECURITYHOLDERS" is hereby supplemented as follows:

                                                                 PRINCIPAL           PRINCIPAL
                                                                  AMOUNT              AMOUNT
                                                                    OF                  OF
                                                                DEBENTURES          DEBENTURES        PERCENT OF
                                                               BENEFICIALLY         THAT MAY BE       OUTSTANDING
NAME                                                               OWNED               SOLD           DEBENTURES
----                                                           ------------         -----------       -----------
Forum Capital Markets LLC*  ............................        $2,000,000           $2,000,000           4.0%

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*As disclosed in the Prospectus Supplements dated July 8, 1998 and February 22,
1999, Forum Capital Markets LLC is also offering for sale, pursuant to the Prospectus, Debentures in the principal amount of $1,090,000 (all or a portion of which may have already been sold), representing 2.2% of the outstanding Debentures.